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INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Registration Statement of AmeriTrade Holding Corporation on Form S-1 of our report dated November 1, 1996, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.





DELOITTE & TOUCHE LLP

Omaha, Nebraska
December 6, 1996